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                                                                  Exhibit 23.1


                      Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 29, 1998, except for Note 22 as to which the date is February 5, 1998, on our audits of the consolidated financial statements of SunSource Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in SunSource's 1997 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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September 14, 1998